Execution Version

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this "Agreement") is entered into as of January 24, 2021 by and among Townsquare Media, Inc., a Delaware corporation (the "Company"), and each of the legal entities set forth on Schedule A (each, a "Seller" and collectively, the "Sellers").

RECITALS

WHEREAS, each Seller desires to sell, and the Company desires to purchase, the number of (i) shares of the Company's Class A common stock, par value $0.01 per share (the "Class A Common Stock"), (ii) shares of the Company's Class B common stock, par value $0.01 per share (the "Class B Common Stock"), and (iii) warrants to purchase Class A Common Stock (the "Warrants" and, together with the Class A Common Stock and the Class B Common Stock, the "Securities") set forth opposite such Seller's name on Schedule A or such greater number of Securities as the Company may elect, on the terms and subject to the conditions set forth in this Agreement (the "Repurchase").

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Repurchase.

(a) Subject to the conditions set forth herein, at the Closing (as defined below), each Seller shall transfer, assign, sell, convey and deliver to the Company, and the Company shall purchase from such Seller, the number of Securities set forth opposite such Seller's name on Schedule A hereto or such greater number of Securities as the Company may elect (collectively, the "Repurchase Securities"). The per Security purchase price for each Repurchase Security shall be equal to $6.40 in cash (the "Per Security Purchase Price").

(b) The closing of the sale of the Repurchase Securities (the "Closing") shall take place no later than two (2) business days after the satisfaction of the conditions set forth herein by teleconference or by the exchange and release of the required documents by facsimile or email. Pursuant to Section 1(a), if the Company elects to purchase a greater number of Securities than are set forth on Schedule A, such election may be made at any time until two (2) business days after satisfaction of the conditions set forth herein and the Closing shall occur two (2) business days after the date of such election. At the Closing, the Sellers shall deliver to the Company, or as otherwise instructed by the Company, such Seller's Repurchase Securities, and the Company agrees to deliver to each of the Sellers, by wire transfer of immediately available funds, an amount equal to the product of the Per Security Purchase Price multiplied by the aggregate number of Repurchase Securities of the respective Seller.

2. Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Sellers that, as of the date hereof and as of the Closing:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Company of this Agreement, and for the purchase of the Repurchase Securities by the Company hereunder, have been obtained and are in full force and effect.

(b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

(c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries.

(d) As of the date of this Agreement, the special committee of the board of directors of the Company (the "Special Committee") has received the opinion of its financial advisor to the effect that, as of the date of such opinion and based upon and subject to the various qualifications, assumptions, limitations and other matters set forth therein, the Per Security Purchase Price to be paid by the Company for the Repurchase Securities is fair, from a financial point of view, to the Company.

(e) Both immediately prior to and after giving effect to the Repurchase, (i) the Company and its subsidiaries shall be Solvent (as defined below) and (ii) the fair value and present fair saleable value of the Company's assets exceed its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) by an amount that exceeds the Company's statutory capital. For purposes of this Agreement, the term "Solvent" means that, as of the applicable time of determination, the Company and its subsidiaries, taken as a whole, (A) are able to pay their respective debts as they become due; (B) own property which has a fair saleable value greater than the amounts required to pay their respective debts; and (C) do not have unreasonably small capital. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or its subsidiaries.

(f) The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or otherwise obligated.

(g) The Company acknowledge that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Sellers, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Company in this Agreement.

3. Representations of the Sellers. In connection with the transactions contemplated hereby, each of the Sellers hereby represents and warrants to the Company (as to itself only) that, as of the date hereof and as of the Closing:

(a) Such Seller is duly organized and validly existing under the laws of its jurisdiction of formation. Such Seller has full right, power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby, including the sale, assignment, transfer and delivery of the Repurchase Securities to be sold by such Seller hereunder. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement, and for the sale and delivery of the Repurchase Securities to be sold by such Seller hereunder, have been obtained.

(b) This Agreement has been duly authorized, executed and delivered by such Seller and constitutes a valid and binding agreement of such Seller, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles.

(c) The execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Seller pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller, including any of the Repurchase Securities, is subject, (ii) result in any violation of the provisions of the organizational documents of such Seller or (iii) result in the violation of any law or statute applicable to such Seller or any judgment, writ, injunction, decree, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Seller.

(d) As of the date hereof, such Seller has, and immediately prior to the delivery of the Repurchase Securities to the Company at the Closing will have, valid title to its Repurchase Securities free and clear of all liens or other encumbrances (other than any lien or encumbrance arising as a result of the Company's ownership of any such Securities).

(e) Such Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase. Such Seller has had the opportunity to ask questions and receive

answers concerning the terms and conditions of the Repurchase and the Repurchase Securities and has had full access to such other information concerning the Repurchase Securities and the Company as it has requested. Such Seller has received all information that it believes is necessary or appropriate in connection with the Repurchase. Such Seller is an informed and sophisticated party and has engaged, to the extent such Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Seller acknowledge that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of such Seller in this Agreement.

4. Pre-Closing Rights. Nothing contained in this Agreement shall in anyway alter, limit or impair or be interpreted to alter, limit or impair the rights, privileges or obligations of any Seller with respect to such Seller's ownership of the Repurchase Securities prior to the Closing; including the right of each Seller to, prior to the Closing, receive any dividends payable on the Repurchase Securities prior to the Closing or vote the Repurchase Securities with respect to any matters submitted for a stockholder vote prior to the Closing.

5. Call Option and Put Option.

(a) Subject to the terms and conditions of this Agreement, on the date that is fifteen (15) months from the Closing (the "Option Date"), the Company shall have the right (the "Call Right"), but not the obligation, to cause each Seller to sell (the "Call Repurchase") all of its Securities held as of that date (the "Option Date Securities") to the Company at a purchase price per Security of $6.40 in cash (the "Per Security Option Purchase Price").

(b) Subject to the terms and conditions of this Agreement, on the Option Date, each of the Sellers shall have the right (the "Put Right"), but not the obligation, to cause the Company to purchase (the "Put Repurchase" and, collectively with the Call Repurchase, the "Option Repurchase") all or a portion of its Option Date Securities at the Per Security Option Purchase Price.

(c) Procedures.

i. If the Company desires to purchase from a Seller any of its Option Date Securities pursuant to Section 5(a), on the Option Date, the Company shall deliver to the Seller a written, unconditional, and irrevocable notice (the "Call Exercise Notice") exercising the Call Right and specifying the number of Option Date Securities to be purchased (the "Call Repurchase Securities") by the Company.

ii. If a Seller desires to sell any of its Option Date Securities pursuant to Section 5(b), on the Option Date, the Seller shall deliver to the Company a written, unconditional and irrevocable notice (the "Put Exercise Notice" and, together with the Call Exercise Notice, the "Option Notices" and each an "Option Notice") exercising the Put Right and specifying the number of Option Date Securities to be sold (the "Put

Repurchase Securities" and, collectively with the Call Repurchase Securities, the "Option Repurchase Securities") by the Company.

iii. On the closing date (the "Option Closing Date") of any purchase or sale consummated pursuant to this Section 5 (such consummation, an "Option Closing"), each Seller shall represent to the Company that the representations of such Seller set forth in Section 3 hereof are true and correct as of the Option Closing Date with the same force and effect as though expressly made on and as of the Closing and the Company shall represent to each Seller that the representations of the Company set forth in Section 2 hereof are true and correct as of the Option Closing Date with the same force and effect as though expressly made on and as of the Closing.

iv. Subject to Section 5(c)(v) below, the Option Closing Date shall take place no later than seven (7) days following receipt of the Option Notice by the Sellers or the Company, as applicable. The Company or the Sellers, as applicable, shall give at least two (2) business days' written notice of the Option Closing Date.

v. On the Option Closing Date, the Sellers shall deliver to the Company each Seller's Option Repurchase Securities, and the Company agrees to deliver to each applicable Seller, by wire transfer of immediately available funds, an amount equal to the Per Security Option Purchase Price multiplied by the aggregate number of Option Repurchase Securities of the respective Seller.

6. Conditions.

(a) The obligations of the Company to purchase from the Sellers the Repurchase Securities and the Option Repurchase Securities shall, in each case, be subject to:

i. prior approval of the Federal Communications Commission (the "FCC"), if required by the FCC's rules and published policies;

ii. receipt by the Special Committee of an opinion of its financial advisor prior to each Closing or Option Closing, as applicable, that, assuming the Repurchase or Option Repurchase, as applicable, has been consummated as proposed, immediately after and giving effect to the Repurchase or Option Repurchase, as applicable, and on a pro forma basis: (a) the fair value of the assets of the Company on a consolidated basis would exceed the stated liabilities and identified contingent liabilities of the Company on a consolidated basis; (b) the Company should be able to pay its debts as they become absolute and mature; (c) the Company should not have unreasonably small capital for the business in which the Company is engaged, as management of the Company has indicated the Company's business is now conducted and as management

of the Company has indicated the Company's business is proposed to be conducted immediately following the consummation of the Repurchase or Option Repurchase, as applicable, and (d) the fair value of the assets of the Company on a consolidated basis would exceed the sum of the stated liabilities and identified contingent liabilities on a consolidated basis, and total par value of the issued capital stock, of the Company; and

iii. such purchase not resulting in a violation of Delaware General Corporation Law.

(b) The obligations of the Company to purchase from the Sellers the Option Repurchase Securities shall be subject to such purchase not conflicting with or resulting in a breach or violation of any of the terms or provisions of, or constitute a default under any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

7. Transfers of Securities. At any time after the Closing until the Option Date (the "Interim Period"):

(a) the Sellers may transfer, assign, sell or convey ("Transfer") any Securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); and

(b) the Sellers may Transfer any Securities pursuant to an exemption from the Securities Act, provided the Sellers have received the consent of the Company, which shall not be unreasonably withheld;

provided, in each case, that no Seller shall knowingly Transfer Securities to any transferee that would become, as a result of such Transfer (alone or together with other Transfers by any other Seller), a beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 5% of the Securities outstanding without the consent of the Company; provided further, in each case, that the Sellers shall not, in the aggregate, knowingly transfer to any one transferee more than 400,000 Securities, as adjusted for any stock splits, reverse stock splits, stock combinations, stock dividends or other similar transactions affecting the Securities as a whole occurring during the Interim Period without the consent of the Company.

8. Termination. This Agreement may be terminated at any time by the mutual written consent of the Company and the Sellers.

9. Publicity. Each of the Sellers and the Company agrees that it shall not, and that it shall cause its affiliates and representatives not to, publish, release or file any press release or other public statement or announcement relating to the transactions contemplated by this Agreement (each, a "Public Announcement") before consulting with each other and providing each other with reasonable opportunity to review and comment on such Public Announcement.

10. Mutual Release Agreement. As promptly as possible following the final Option Closing whereupon the Sellers will no longer hold any Securities, the Sellers and the Company shall enter into a mutual release agreement (in form and substance mutually agreeable to all parties).

11. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Sellers:

c/o Oaktree Capital Management L.P.
333 S. Grand Avenue
28th Floor
Los Angeles, California 90071

To the Company:

Townsquare Media, Inc.
One Manhattanville Road, Suite 202
Purchase, New York 10577
Attn: Stuart Rosenstein, Executive Vice President and Chief Financial Officer

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

12. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by each of the Sellers and the Company and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void.

(f) No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g) Governing Law; Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of Delaware. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the parties (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement or the Company's business or affairs in any other court, tribunal, forum or proceeding. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

(h) Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(i) Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(j) Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Sellers and the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

(k) Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

Company:

TOWNSQUARE MEDIA, INC.

By: /s/ Stuart Rosenstein

Name: Stuart Rosenstein

Title: Executive Vice President and Chief Financial Officer

Sellers:

OCM POF IV AIF GAP HOLDINGS, L.P.

By: /s/ David B. Quick

Name: David B. Quick

Title: Authorized Signatory

By: /s/ Richard Goldstein

Name: Richard Goldstein

Title: Authorized Signatory

OCM PF/FF RADIO HOLDINGS PT, L.P.

By: /s/ David B. Quick

Name: David B. Quick

Title: Authorized Signatory

By: /s/ Richard Goldstein

Name: Richard Goldstein

Title: Authorized Signatory

OAKTREE FF INVESTMENT FUND, L.P.

By: /s/ David B. Quick

Name: David B. Quick

Title: Authorized Signatory

By: /s/ Richard Goldstein

Name: Richard Goldstein

Title: Authorized Signatory

SECOND STREET HOLDINGS 1, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 2, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 3, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 4, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 5, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 6, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 7, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

SECOND STREET HOLDINGS 8, L.P.

By: /s/ David B. Quick
Name: David B. Quick
Title: Authorized Signatory

By: /s/ Richard Goldstein
Name: Richard Goldstein
Title: Authorized Signatory

Schedule A

SELLER	Class A Common Stock	Class B Common Stock	Warrants	AGGREGATE PURCHASE PRICE
OCM POF IV AIF GAP Holdings, L.P.	0	1,513,122	4,626,989	$ 39,296,710.40
OCM PF/FF Radio Holdings PT, L.P.	606,484	638,251	2,615,154	$ 24,703,289.60
Oaktree FF Investment Fund, L.P.	0	0	0	$0
Second Street Holdings 1, L.P.	0	0	0	$0
Second Street Holdings 2, L.P.	0	0	0	$0
Second Street Holdings 3, L.P.	0	0	0	$0
Second Street Holdings 4, L.P.	0	0	0	$0
Second Street Holdings 5, L.P.	0	0	0	$0
Second Street Holdings 6, L.P.	0	0	0	$0
Second Street Holdings 7, L.P.	0	0	0	$0
Second Street Holdings 8, L.P.	0	0	0	$0
TOTAL	**606,484**	**2,151,373**	**7,242,143**	**$64,000,000.00**